Exhibit 10.8

Contract No.:________________

Labor Contract

Tian’an Technology Group Ltd.

Name of Employee: He Cong

Jan. 15, 2026

Party A (Employer)

Tian’an Technology Group Ltd.

Director: Yang Hengfei

Party B (Employee)

Name: He Cong

Gender: Female

ID card No.: 430122199007170649

Address: Room 601, Building 5, Xiuyi Garden, Lane 1137, Huanqiao Road, Pudong New Area, Shanghai

Tel.: 18640346169

In accordance with the Labor Law of the People’s Republic of China and BVI and other relevant laws and regulations, Party A and Party B make and enter into this Contract on the principle of equality, willingness, good faith and law-abiding upon consensus through consultation. Both parties shall abide by all terms and conditions of this Contract.

1. Term of Contract

1.1 Party A and Party B agree to determine the term of this Contract according to the following 1.1.1:

1.1.1 Fixed Term: from February 1, 2026 to January 31, 2031.

1.1.2 Without a fixed term: from this day ________________ to the date when Party A or Party B cancels this Contract according to the stipulations hereof.

1.2 Party A and Party B agree that the probation period of Party B shall be /_ month(s) and be ended on /______ (the probation period shall be included in the term hereof). If Party A thinks that Party B satisfies Party A’s employment conditions and passes assessment after the expiration of the probation period, Party B shall become a full employee of Party A. Party B shall be automatically regarded as a full employee of Party A if Party B does not receive party A’s formal notice at the end of the probation period.

2. Work contents

2.1 Party A and Party B agree that Party B shall be employed as Party A’s CFO. The work location is no fixed location.

2.2 During the term hereof, Party B shall be honest, faithful, diligent and dutiful at his corresponding position, fully and properly perform his duties agreed herein and determined by Party A, complete all tasks assigned by Party A and try his best to seek benefits for Party A.

2.3 During the term hereof, Party B shall follow the arrangements and decisions on his daily work made by Party A as required.

3. Working hours

3.1 Party A and Party B agree that Party A shall determine its working hours in accordance with relevant laws and regulations, and Party B undertakes to abide by the provisions on working hours formulated and irregularly revised by Party A.

3.2 Party B shall complete all the work tasks agreed herein, specified by Party A and temporarily assigned by Party A within the working hours specified by Party A. Where overtime work is really necessary, Party B shall go through formalities for overtime application and approval according to relevant provisions of Party A.

3.3 Considering that Party A is a manufacturing enterprise, through consultation between Party A and Party B, Party B agrees that Party A may extend Party B’s working hours appropriately according to Party A’s production and operation needs without violating relevant laws and regulations. In other words, Party A may arrange Party B to work overtime on working days, rest days or legal holidays.

3.4 If Party A approves or arranges Party B to work overtime, it shall arrange Party B to take a supplementary leave or pay Party B extra salary thereafter according to Party A’s relevant provisions.

4. Salaries

4.1 The monthly basic salary is 16000 Yuan. The performance salary is / Yuan; other subsidies is 200 Yuan; and the total monthly salary is 16200 Yuan. Where there is no major defect in work, the performance salary shall be paid together with the basic salary. The monthly salary during the probation period is / Yuan.

4.2 Party B’s salaries may be adjusted according to Party B’s work performance A or the change of Party B’s position and duties, and Party A shall notify Party B of the adjusted salaries in written form.

4.3 Party A shall have the right to determine and implement the payment scope, standard, amount and time of bonus to its employees according to its production and business situations.

4.4 Without violating relevant laws and regulations, Party A shall have the right to adjust the bonus and welfare standards of all employees including Party B according to its production and operation situations.

4.5 Unless as otherwise compulsorily required by laws and regulations, Party A shall not be obliged to pay Party B any extra wages, benefits or subsidies other than those specified in this Contract (including any annexes hereto).

4.6 Party A shall pay the salaries of the previous month on the 10th day of each month. Such payment may be advanced or postponed appropriately if it happens to be a day off or legal holiday.

4.7 Seniority salary: 100 yuan/year. Salary adjustments are made on July 1 each year.

5. Labor protection and working conditions

5.1 Party A shall, in accordance with the relevant national provisions for labor protection, provide Party B with a workplace and necessary labor protective articles in compliance with the national standards to protect Party B’s safety and health practically during production and work.

5.2 Party B shall be entitled to refuse Party A’s command against rules and adventure homework forced by Party A, and ask Party A to make correction or report to the relevant authorities.

6. Social insurance and benefits

6.1 Party A shall handle social insurance procedures for Party B by law. The expenses for handling social insurance shall be borne according to the relevant provisions of Party A’s registration area.

6.2 Party A shall formulate provisions on legal holidays, annual leave, marriage leave, maternity leave, funeral leave and other leaves in accordance with laws and regulations, and Party B shall be entitled to such leaves according to Party A’s relevant provisions.

6.3 Employees’ year-end bonuses shall be paid according to the Company’s business volume of the current year.

6.4 Party A provides Party B with a meal subsidy of 15 yuan per day (calculated based on Party B’s actual working days).

7. Labor discipline

7.1 Party A shall formulate its employee manual, rules and regulations, policies, procedures and other provisions in accordance with relevant laws and regulations, and timely and appropriately notify Party B of these provisions.

7.2 Party B shall strictly abide by the laws and regulations of China and the aforesaid provisions of Party A, and fully and appropriately perform various obligations agreed by both Party A and Party B. Party A shall have the right to deal with the offenders of these provisions and both parties’ agreement according to Party A’s relevant provisions and both parties’ agreement.

7.3 Party B warrants that during the term hereof, without party A’s written approval, Party B will not engage in any part-time activities affecting his work or having a stake with Party A, and in particular, Party B shall in no way hold a position in any competitor. In case of any violation, Party A may dismiss Party B immediately.

7.4 Party B warrants that during the term hereof and after the termination or cancellation of this Contract for any reason, Party B shall not take any action damaging Party A’s interests. If it fails to do so, Party B shall be liable for compensation according to law.

8. Confidentiality and non-competition

8.1 During the term hereof, Party B shall keep strictly confidential all the information (either provided in written or oral form, information and materials in connection with Party A or Party A”s business, finance and commerce) that is not known to public and Party A reasonably thinks confidential, including but not limited to, the quotation, data, information and proposals submitted and provided by foreign and domestic research institutions and engineering institutions; the documents and instructions issued by government agencies at all levels; and the research results, analytical data, plans, reports and summaries obtained or generated by Party A in the whole course of work, including intermediate results at each stage (such information is hereinafter collectively referred to as “Confidential Information”), except that such disclosure is (1) required by laws and regulations; or (ii) an order of a competent court or a request of a competent government agency; or (iii) expressly authorized by Party A prior to disclosure. Party B agrees that during the term hereof and after the termination or expiration of this Contract, he shall not engage in any of the following activities:

8.1.1 disclose or transmit any Confidential Information to anyone, Other than Party A’s employees, dispatched personnel or contract employees and/or relevant personnel of Party A’s affiliated companies who should understand such relevant information;

8.1.2 use any Confidential Information for private purposes or unrelated to the performance of his duties in Party A;

8.1.3 disclose any Confidential Information without permission due to failure to fulfill the duty of care and diligence; and violate any laws and regulations of China on the use and disclosure of Party A’s confidential information or trade secrets.

8.2 Party B acknowledges and agrees that, during the term hereof, all relevant original or backup documents, drawings and other materials acquired by Party B for work (including computer files, floppy diskettes, optical disks, and information stored by any other means and other property of any nature) shall be always the property owned by Party A, and shall be returned to Party A according to Party A’s requirements from time to time. In any case, Party B shall return these materials to Party A once the labor relationship between Party A and Party B is terminated.

8.3 Any loss or damage caused to Party A due to Party B’s violation of the aforesaid confidentiality obligation shall be assumed by Party B. Party B warrants that Party A can be fully compensated.

8.4 Party B undertakes not to engage in any activities competing with Party A during the term of the Labor Contract and within two years after the termination of the Labor Contract. If Party A requires Party B to sign a non-competition agreement, Party B undertakes to sign it immediately, provided that the agreement complies with the requirements of relevant national laws and regulations.

9. Inventions

9.1 During the term hereof, the inventions, works, computer software, technical secrets or other information and data completed by Party B for the performance of the work tasks specified in the Contract or assigned by Party A or using Party A’s material and technical conditions, business information, workplace, human resources and other conditions, shall belong to Party A’s technical achievements and Party A shall reserve the intellectual property rights thereof. Party A shall have the right to make free use of the aforesaid technical achievements. However, Party B shall not allow any third party to use or transfer such achievements to any third party at any time. During the process of application, registration and record of job achievements by Party A, Party B agrees to provide information and assistance required by Party A according to Party A’s requirements so as to make Party A to obtain and exercise relevant rights.

9.2 During the term hereof, Party B may use the aforesaid technical achievements when performing the work tasks specified or assigned by Party A. Party B shall not publicize or disclose such technical achievements to any third party, nor allow others to use or disclose such technical achievements.

10. Training

10.1 If Party A invests or arranges Party B to participate in various training, or Party B is in a key position or under other special circumstances, both parties may sign a special agreement separately to define both parties’ relevant rights and obligations.

10.2 If Party B fails to perform the relevant obligations of service life, non-competition and compensation for breach of contract in accordance with the above agreement, that is, Party B violates this Contract and a relevant special agreement, Party B shall be liable for breach of contract in accordance with this Contract and the special agreement. Party A shall have the right to unilaterally cancel or terminate the labor contract relationship with Party B if Party B’s behavior meets the conditions for cancellation or termination of contract as agreed by both parties.

11. Representations and warranties

On the date of signature of this Contract, Party B makes the following representations and warranties to Party A:

11.1 his personal information in writing presented to Party A, including but not limited to his resume, identification certificate, academic certificate and other personal information related to his work and Party A’s employment, and other supporting materials, shall be true, complete and accurate;

11.2 he has no labor relationship with any other entity or individual; the signature of this Contract and the performance of his obligations hereunder shall not violate or conflict with the terms or conditions of other contracts or documents;

11.3 Party B meets all the requirements of laws and regulations related to Party A; including but not limited to, he has obtained the relevant work permits, handled relevant registration and individual income tax payment procedures (except those which should be handled by the employer), and Party B undertakes to maintain the above-mentioned legal status during the term hereof;

11.4 Party B shall truthfully inform Party A whether he has any family relationship with Party A’s existing employees (including regular employees, dispatched employees and contract employees), that is, whether any of his relatives (including parents, spouses, children, brothers, sisters, parents-in-law, brothers-in-law and sisters-in-law, hereinafter collectively referred to as “Party B’s Relative”) work in Party A; Party B shall have no conflict of interest with Party A, that is, none of Party B’s Relative holds any position or has any interest (as owner, partner, shareholder, director or senior management person) in Party A’s suppliers. Party B undertakes to make a written report to his direct manager and the human resources manager within five (5) days if he learns that Party B’s Relative holds position in Party A’s supplier or acquires such interests during his term of office. “Suppliers” refers to all entities or individuals that have business, commerce or economic relations with Party A or provide paid services for Party A.

12.Cancellation of contract

12.1 Party A may immediately terminate this Contract without making any economic compensation to Party B if:

12.1.1 it has been proved that Party B does not satisfy the recruitment requirements during the probation period;

12.1.2 Party B seriously violates labor discipline, Party A’s rules and regulations and both parties’ agreement;

12.1.3 Party B causes any severe damage to Party A’s interests due to dereliction of duty, seeking private benefits or engaging in activities prohibited by Party A;

12.1.4 Party B is subject to criminal liabilities in accordance with law;

12.1.5 Party B violates Party A’s relevant provisions and both parties’ agreement, discloses Party A’s trade secrets and causes severe damage to Party A’s interests; and other circumstances as prescribed by laws and administrative regulations.

12.2 If Party B is under any of the following circumstances, Party A may cancel the Labor Contract by giving a written notice to Party B 30 days in advance, and Party A shall make economic compensation to Party B according to Party A’s provisions as applicable:

12.2.1 Party B falls ill or is injured for a non-work-related reason, who is not able to bear the original post after the expiration of the medical treatment period as prescribed, nor can he assume any other position as arranged by Party A;

12.2.2 Party B is incapable of doing his job and remains so upon training or upon adjustment to his position;

12.2.3 The objective circumstance has altered significantly, on which the conclusion of the Contract is based, which results in that the Contract is unable to be performed, and Party A and Party B fail to reach an agreement on change of the Contract through consultation between both parties; if reduction of its personnel becomes really necessary when Party A comes to the brink of bankruptcy during the period of statutory consolidation or runs deep into difficulties in production and management, Party A shall explain the situations to all employees including Party B, listen to employees’ opinions and report to the local labor administrative department.

12.3 Party B may notify Party A to cancel this Contract immediately under any of the following circumstances: during the probation period;

12.3.1 Party A forces Party B to work by way of violence, threat or illegal limitation of personal liberty;

12.3.2 Party A fails to pay labor remuneration or provide working conditions as agreed in this Contract or in the employment letter sent to Party B; or other circumstances prescribed by laws and administrative regulations.

12.4 Except for these circumstances, Party B shall notify Party A in writing 30 days in advance if he intends to cancel or terminate the Labor Contract during the term hereof, unless as otherwise agreed by the parties.

12.4.1 Upon receipt of the above written notice, Party A shall have the right to decide that Party B shall continue to work for 30 days in accordance with this Contract before leaving the Company, or agree Party B to leave the Company immediately according to Party B’s application;

12.4.2 If Party B fails to give a written notice to Party A 30 days in advance to cancel the Labor Contract and Party A disagrees Party B to leave office immediately, Party B shall pay Party A one month’s average salary of the year prior to the cancellation of the Labor Contract as the payment in lieu of notice;

12.4.3 Upon Party A’s consent, Party B shall handle work handover and separation settlement procedures timely according to the procedures and requirements specified by Party A;

12.4.4 After Party B completes the work handover and separation settlement procedures, Party A shall pay Party B the labor remuneration due to Party B and Party B shall make confirmation and sign for it. If Party B fails to handle the separation and settlement procedures as required by Party A, Party A shall have the right to investigate Party B’s legal liabilities by necessary means.

12.5 Without violating relevant laws and regulations, this Contract may be canceled in advance according to the results agreed by both parties upon consensus through consultation.

12.6 When Party A and Party B discharges this Labor Contract, Party A shall issue a written certification to Party B and go through formalities for cancellation of this Labor Contract timely, except as otherwise provided herein.

13. Termination of contract

13.1 This Contract shall be terminated when the term of this Contract expires or or any condition for termination of the Labor Contract as agreed by both parties occurs. Party A shall issue a written certification to Party B and go through formalities for termination of this Labor Contract timely.

13.2 If both Party A and Party B agree to renew this Labor Contract when the contract term expires, both parties shall go through formalities for renewal 30 days prior to the expiration of the contract term.

14. Liability for breach of contract

Both parties shall strictly comply with this Contract after this Contract comes into force. If either party violates its obligations agreed herein and causes losses to the other party, it shall make compensation to the other party for all the losses arising therefrom.

15. Dispute settlement

Any and all labor disputes between Party A and Party B shall be settled firstly through consultation. Where consultation fails, either party may apply for arbitration to the labor dispute arbitration committee at the location China. Where there is no objection to the arbitration award, both parties shall perform the arbitration award. The party which is not satisfied with the arbitration award may bring a lawsuit to the competent people’s court at the location where Party A is registered.

16. Emergency contact person

In case of urgent medical treatment, Party B agrees that Party A may represent Party B to sign on the operation list required by the hospital and Party B warrants that Party A or Party A’s representative may not be held liable therefor. Should Party A contact Party B’s Relative under emergencies, the information of Party B’s emergency contact person is as follows:

Name and emergency contact Tel.:Cao Menglong Address: Jazz Guan Di, Yingchang street, Tiexi District, Shenyang City, Liaoning Province

17. Contract annexes

17.1 During the performance process of this Contract, other agreements signed by both parties, and the documents and memorandums issued by Party A to Party B, and various regulations formulated by Party A, including but not limited to employee manual, rules and regulations, policies and procedures, etc., are the annexes to this Contract. They are an integral part of this Contract and have the same equal legal force as this Contract.

17.2 If this Contract and an annex hereto are signed at the same time, in case of any discrepancy between this Contract and the annex hereto, this Contract shall prevail. If the time of signature is different, the supplementary agreement signed later shall prevail.

18. Miscellaneous

18.1 This Contract shall be governed and interpreted by the laws of China.

18.2 During the term hereof, any change in Party B’s salaries and benefits as stipulated in sub-clause 4.1 herein shall not affect the validity of any other provisions hereof.

18.3 In the event that any clause of this Contract becomes due to changes in laws and regulations, the validity of other clauses of this Contract shall not be affected.

18.4 The headings of the clauses are provided for reference convenience only but shall not affect the understanding and interpretation of this Contract.

18.5 This Contract is written in Chinese. It is made out in two originals for both parties each holding one, which shall be equally authentic.

18.6 This Contract shall enter into force as of the date of signature of both parties. Upon the expiration of the term hereof, both parties may renew this Contract in the form of signature confirmation.

18.7 The previously signed agreement with Shanghai Qige Power Technology Co., Ltd. shall be void, and this contract shall prevail.

Party A: (Seal)	Party B: (Signature) He Cong

Authorized Representative:

Jan. 15, 2026	Jan. 15, 2026